UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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PEREGRINE PHARMACEUTICALS, INC.

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N/A

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August [  ], 2005

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders on Monday, October 24, 2005, at 10:00 a.m. PST at the Irvine Marriott Hotel in Irvine, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

Your vote is very important. Instructions for voting appear on the proxy card or the voting instruction form. Please review the instructions on the proxy card or the voting instruction form forwarded by your bank, broker or other holder of record regarding each of these voting options.

In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

We hope you will be able to attend the meeting and we look forward to seeing you on Monday, October 24th.

Sincerely yours,

STEVEN W. KING
President & Chief Executive Officer

14272 Franklin Avenue● ● Tustin, California 92780 ● (714) 508-6000 ● Fax (714) 838-9433

14272 Franklin Avenue
Tustin, CA 92780

Notice of Annual Meeting of Stockholders

Notice is hereby given that the Annual Meeting of Stockholders will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612 on Monday, October 24, 2005 at 10:00 a.m. Pacific Daylight Time, for the following purposes as set forth in the accompanying Proxy Statement:

•	To elect five directors to our Board of Directors, each for a term of one-year;

•	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006;

•	To approve a proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000;

•	To approve the adoption of our 2005 Stock Incentive Plan;

•	To consider two stockholder proposals, if presented at the meeting; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 26, 2005 will be entitled to vote at the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about September 9, 2005.

By Order of the Board of Directors,

PAUL J. LYTLE
Chief Financial Officer and
Corporate Secretary

August [  ], 2005
Tustin, California

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD FOR SPECIFIC INSTRUCTIONS ON VOTING. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General Information

Your vote is very important. For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,”“us,”“our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being sent to all stockholders of record as of the close of business on August 26, 2005 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on October 24, 2005. We intend to mail this Proxy Statement and accompanying proxy card on or about September 9, 2005 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2005, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Who is eligible to vote?

Stockholders of Peregrine, as recorded in our stock register at the close of business on August 26, 2005, can vote at the Annual Meeting. Each share of Peregrine's Common Stock is entitled to one vote. As of August 26, 2005, there were [______] shares of our Common Stock outstanding and entitled to vote.

How do I vote?

There are four ways to vote by proxy:

(1)	by mail;
(2)	by telephone;
(3)	via the Internet; or
(4)	in person at the Annual Meeting.

If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you vote by telephone or via the Internet, please do not return a signed proxy card. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote:

FOR
•	the election of our five directors;
•	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006;
•	the approval of the amendment to our Certificate of Incorporation;
•	the adoption of our 2005 Stock Incentive Plan; and

AGAINST
•	the two stockholder proposals

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

How many votes are needed to have the proposals pass?

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for the remaining management proposals and stockholder proposals to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Only proxies and ballots indicating votes “FOR,”“AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. Broker non-votes will have no effect on the result of the vote although they will count toward the presence of a quorum. Abstentions as to the proposal will have the same effect as votes against a proposal.

How are the votes counted?

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be "householding" our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14272 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (714) 508-6000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 15, 2005, by: (i) each entity or person whom we know to own beneficially more than five percent (5%) of our Common Stock; (ii) each director and director nominee; (iii) our Chief Executive Officer and our other Named Executive Officer for the year ended April 30, 2005; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares			Percent (A)
Carlton M. Johnson	833,334	(B)		*
Steven W. King	1,026,167	(B)		*
David H. Pohl	100,000	(B)		*
Eric S. Swartz	3,059,839	(B)(C)		1.84%
Thomas A. Waltz, M.D.	100,000	(B)		*
Paul J. Lytle	650,833	(B)		*
Barclays Global Investors	8,026,453			4.84%
All directors, director nominees and executive officers as a group (6 persons)	5,770,173	(B)(C	)	3.41%
__________________
* Less than 1% of the outstanding shares of our Common Stock.

(A)
Percent of Common Stock computed on the basis of 165,718,177 shares outstanding at August 15, 2005, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 15, 2005, except for Barclays Global Investors, which information was reported as of June 30, 2005.

(B)
Includes shares which the individuals shown above have the right to acquire as of August 15, 2005, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Johnson - 833,334 shares; Mr. King - 1,024,167 shares; Mr. Pohl - 100,000 shares; Mr. Swartz - 583,334 shares; Dr. Waltz - 100,000 shares; and Mr. Lytle - 650,833 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(C)
Includes 538,693 shares of Common Stock owned by Swartz Ventures, Inc. and 22,500 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz. Mr. Swartz has sole control over Swartz Ventures, Inc. and his IRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The Nasdaq Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2005, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

The first proposal on the agenda for the Annual Meeting will be electing five incumbent directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

Each of the nominees is an incumbent director. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. The following is biographical information for each nominee to serve until the 2006 Annual Meeting of Stockholders.

Carlton M. Johnson, age 45, has served as a director since November 3, 1999. Mr. Johnson currently serves as in-house legal counsel for Roswell Capital Partners, LLC and has served as in-house legal counsel for Equiplace Securities, LLC and Swartz Investments, LLC since 1996. Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV rated, Bar registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree in History/Political Science at Auburn University and his Juris Doctor at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, a publicly traded company.

Steven W. King, age 41, was elected a director on October 14, 2003. Since March 19, 2003, Mr. King has served as our President and Chief Executive Officer after performing in positions of increased responsibility at the Company. From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine. >From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was responsible for planning and launching our wholly-owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002. Mr. King has served as the President of Avid since its inception. Mr. King was previously employed at Vascular Targeting Technologies, Inc., (formerly known as Peregrine Pharmaceuticals, Inc.) a company we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. Mr. King previously worked with Dr. Philip Thorpe, inventor of the Company’s VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelors and Masters degrees from Texas Tech. University in Cell and Molecular Biology.

David H. Pohl, age 68, was elected a director on October 25, 2004. Mr. Pohl currently serves as the President and CEO of Patriot Scientific Corporation, a position he has held since June 2005, and has been a member of their board of directors since April 2001. Mr. Pohl also served as an officer of Patriot from January 2001 to March 2002. Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State.

Eric S. Swartz, age 49, has served as a director since November 3, 1999. Mr. Swartz is the founder and President of Roswell Capital Partners, LLC and previous founder and President of Equiplace Securities, LLC. and Swartz Investments, LLC., a company he started in 1993. Prior to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 20 years of experience in the securities business.

Thomas A. Waltz, M.D., age 72, was elected a director on October 25, 2004. Dr. Waltz is a neurosurgeon and is head of the Division of Neurosurgery of the Scripps Clinic in La Jolla, California. Dr. Waltz was Chairman and CEO of the Scripps Clinic from 1991 to 2000 and President of the Scripps Clinic Medical Group from 1990 to 2000. During his tenure as CEO of the Scripps Clinic, he was responsible for an organization with 400 physicians, 1,200 employees and an operating budget of $350 million. In addition to his current clinical practice, he is on the Board of The Doctors Company and the Premera Blue Cross of Washington and Alaska. The Doctors Company is a mutual insurance company with $1 billion in assets providing medical malpractice insurance to physicians. Premera is a not-for-profit Blue Cross medical insurance provider insuring more than 1 million enrollees in Washington, Alaska and Oregon. Dr. Waltz received his undergraduate degree from the University of Cincinnati, his M.D. from Vanderbilt University, and his neurosurgical training at Baylor College of Medicine in Houston. He also had training in Neurology at The National Hospital for Neurological Diseases in London, England and Neuropathology at Oxford University.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Board and Board Committee Matters

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. Our Board is kept advised of the Company’s business through regular interaction with the Chief Executive Officer and other officers of the Company and through reviewing materials provided to them and by participating in Board and Board Committee meetings.

Independence.    Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Meetings. The Board of Directors of the Company held nine (9) formal meetings during the fiscal year ended April 30, 2005. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2005.

Committees of the Board. The Board of Directors has three standing committees: The Audit Committee, the Compensation Committee and the Nominating Committee. Each committee maintains a written charter approved by the Board of Directors. In addition, the Board has adopted a written Code of Business Conduct and Ethics. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Peregrine Pharmaceuticals, Inc. Code of Business Conduct and Ethics, (2) Peregrine Pharmaceuticals, Inc. Charter of the Compensation Committee of the Board of Directors, (3) Peregrine Pharmaceuticals, Inc. Charter of the Audit Committee of the Board of Directors, and (4) Peregrine Pharmaceuticals, Inc. Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Tustin, California 92780.

Compensation Committee. The primary purposes of the Compensation Committee (the "Committee") of the Board of Directors is to: (i) establish the compensation policy of Peregrine Pharmaceuticals, Inc. (the "Company"); (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company's proxy statements, in accordance with applicable rules and regulations. The Compensation Committee held eight (8) meetings during the fiscal year ended April 30, 2005. The Committee’s members currently are Mr. Carlton Johnson, Mr. David H. Pohl, and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Audit Committee. The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met eight (8) times during the year ended April 30, 2005. The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and is independent under the current listing standards of NASDAQ. The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. David H. Pohl, and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Nominating Committee. The primary purpose of the Nominating Committee of the Board is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of Director nominees, (iii) identify and recommend to the Board for selection as Director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board. The Nominating Committee met five (5) times during the year ended April 30, 2005. The Committee’s members are Mr. Carlton M. Johnson, Mr. David H. Pohl, and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Director Compensation.  Directors who are also our employees receive no additional compensation for serving as directors. Our directors who are not employees of Peregrine receive compensation for their services as directors in the form of an annual retainer of $60,000, payable in monthly installments of $5,000, a fee of $2,000 for each Board meeting attended, whether in-person or telephonically, plus reimbursement for travel expenses. In addition, effective March 1, 2005, each non-employee director was also paid $2,000 for each additional company meeting attended in excess of four hours in length. Effective June 1, 2005, Mr. Johnson’s annual retainer was increased to $120,000, payable in monthly installments of $10,000, for his increased responsibilities as chairman of the audit committee and increased time committed to the Company as required under the Sarbanes-Oxley Act of 2002. In addition, Mr. Johnson received consulting fees in the aggregate amount of $24,583 for services provided from May 2004 through September 2004 beyond his duties as a non-employee director. We also paid Equiplace Securities, LLC. aggregate consulting fees of $12,000 for business development services provided by employees of Equiplace. Mr. Eric Swartz owns 50% of Equiplace Securities LLC.

In addition to the above, during fiscal year 2005, Mr. Pohl and Dr. Waltz received the following option grants as newly elected directors in fiscal year 2005 with an exercise price equal to the fair market value of our Common Stock on the date of grant:

Named Director	Grant Date	Number of Securities Underlying Options Granted		Per Share Exercise Price
Mr. David H. Pohl	10/26/2004	300,000	(1)	$ 1.15
	3/8/2005	50,000	(2)	$ 1.44
Dr. Thomas A. Waltz	10/26/2004	300,000	(1)	$ 1.15
	3/8/2005	50,000	(2)	$ 1.44

____________________________
(1)   Option vests one-third on the date of grant, one-third on October 26, 2005, and one-third on October 26, 2006.
(2)   Option vests one-half on October 26, 2005 and one-half on October 26, 2006.

Attendance at the Annual Meeting

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

PROPOSAL NO. 2:
RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2006. Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006, subject to ratification by our stockholders. Ernst & Young LLP has served in this capacity for each of the five (5) years ended April 30, 2005, and has reported on the Company's fiscal year 2005 consolidated financial statements. During the five (5) fiscal years ended April 30, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2006.

Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.

Audit and Non-Audit Fees

The following summarizes aggregate fees for professional audit services rendered by Ernst & Young LLP during fiscal years ended April 30, 2005 and 2004:

	2005	2004
Audit Fees	$388,000	$131,000
Audit Related	-	-
Tax Fees	17,000	25,000
All Other Fees	1,000	1,000
Total Fees	$406,000	$157,000

Audit Fees pertain to the audit of our annual consolidated financial statements for fiscal year 2005 and 2004 and timely reviews of our quarterly consolidated financial statements, consents, and review of documents filed with the Securities and Exchange Commission (“SEC”), including registration statements on Form S-3 and Form S-8. In addition, fiscal year 2005 audit related fees included attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees relate to tax compliance services rendered in the preparation of our tax returns.

All Other Fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal year 2005 and 2004.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2005 and 2004. The Audit Committee has considered whether the Audit, Tax and All Other services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors(*)

Each year, the Board of Directors appoints an Audit Committee to review the Company's financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by The Nasdaq Stock Market, Inc. as currently in effect. As part of our oversight of our company’s financial statements, we review and discuss with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company's independent registered public accounting firm. We are also responsible for recommending to the Board that the Company's financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company's financial statements be included in its Annual Report:

1.
The Audit Committee discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, for fiscal year ended April 30, 2005, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.
The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.
The Audit Committee reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated balance sheet at April 30, 2005, and consolidated statements of operations, cash flows and stockholders' equity for the fiscal year ended April 30, 2005.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report for its fiscal year ended April 30, 2005. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson, Chair
David H. Pohl
Thomas A. Waltz, M.D.

___________________________
* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Introduction

The next proposal on the agenda for the Annual Meeting will be to approve a proposed amendment to our Certificate of Incorporation.

Our Certificate of Incorporation, as currently in effect, authorizes the issuance of up to 200 million shares of Common Stock, par value $0.001 per share. On June 10, 2005, the Board of Directors adopted a resolution to amend the Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue to 250 million shares, subject to stockholder approval at the 2005 Annual Meeting.

At that time, the Board of Directors declared the proposed amendment to be advisable and in the best interests of the Company and its stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders.

Of the 200 million shares of Common Stock currently authorized, approximately 166 million shares are, as of August 15, 2005, issued and outstanding. In addition, as of that date, approximately 25 million shares are reserved for issuance upon the exercise of outstanding stock options and warrants and shares that are reserved under our compensation plans for options yet to be granted.

Based upon these issued and reserved shares of Common Stock, we currently have approximately 9 million shares of Common Stock remaining available for issuance in the future for other corporate purposes.

The Certificate of Incorporation, as currently in effect, also authorizes for issuance 5 million shares of preferred stock, par value $0.001 per share, none of which are outstanding.

The form of the proposed amendment is attached hereto as Exhibit A (the "Amended Certificate").

Why Are We Asking For Your Approval?

We have expended substantial funds on (i) the research, development and clinical trials of our product candidates, and (ii) funding the operations of our wholly-owned subsidiary, Avid Bioservices, Inc. Since inception, we have generally financed our operations primarily through the sale of our Common Stock and issuance of convertible debt, which has been supplemented with payments received from various licensing collaborations and through the revenues generated by Avid. As a result, we have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future, unless and until we are able to generate sufficient revenues from Avid’s contract manufacturing services and/or from the sale and/or licensing of our products under development.

The Board of Directors is recommending this increase in the authorized shares of Common Stock primarily to give us the flexibility to issue shares of Common Stock for future corporate needs, such as raising additional capital to fund primarily our clinical trial activities using Cotara® to treat brain cancer, our two Tarvacin™ clinical trials (to treat both solid cancer tumors and hepatitis C virus infection), and our anticipated development costs associated with our technology platforms and possible expansion of our manufacturing capabilities.

As of August 15, 2005, we had approximately 191 million shares of Common Stock issued and reserved for issuance under all option and warrant agreements and shares reserved for issuance, assuming all options and warrants are exercised on a cash basis, calculated as follows:

Shares issued and outstanding	165,718,000
Shares reserved for issuance under issued and outstanding warrants	13,542,000
Shares reserved for issuance under issued and outstanding options	11,191,000
Shares reserved for issuance under existing stock option plans (excluding the 2005 Stock Incentive Plan)	618,000
Total shares issued and reserved	191,069,000

After taking into consideration the above shares issued and reserved for issuance and assuming no increase in the number of authorized shares, we would have approximately 8,931,000 unreserved shares of Common Stock available for issuance to raise additional capital or in connection with strategic transactions. In addition, the remaining shares reserved for issuance excludes the 5 million shares to be reserved for issuance under the 2005 Stock Incentive Plan, which plan is subject to stockholder approval at the 2005 Annual Meeting.

If the stockholders do not approve this proposal to increase the number of authorized shares, we may not be able to arrange the financing necessary to continue our existing operations beyond the next fiscal year or may be required to immediately hold a special stockholders meeting to seek approval to increase the authorized number of shares of Common Stock, which could cost the Company in excess of $100,000 in printing, distribution, and mailing fees.

Does The Company Plan On Issuing Additional Shares?

At the present moment, we do not have any plan, arrangement, commitment or understanding, whether written or oral, to issue any additional shares of Common Stock that would be authorized by the proposed amendment.

Moving forward, it is extremely difficult for us to reasonably estimate our future revenue, expenses, required funding, stock price, and thus, the number of shares that we may need to issue in order to obtain any necessary funding, based on a number of uncertainties, which include, but are not limited to:

•	The uncertainty of the amount of revenue our contract manufacturing business, Avid Bioservices, Inc., can generate beyond our current customers based on its lack of historical reference;
•
The uncertainty of all future research and development costs associated with each of our technologies due to the number of unknowns and uncertainties associated with pre-clinical and clinical trial development, including the uncertainty of future clinical trial results, the uncertainty of the number of patients to be treated in any future clinical trial, the uncertainty of protocol changes and modifications in the design of our clinical trial studies, among others, which may increase or decrease our future expenses;

•	The uncertainty of future partnering or licensing revenue, including potential equity investments into the Company whereby the Company would possibly issue stock directly to a strategic partner; and
•	The uncertainty of the Company's access to the capital markets and its cost of capital.

The above uncertainties, including the uncertainty of the market price of our Common Stock, will make it difficult for the Company to estimate the number of shares of Common Stock that may be issued at any time. The Company has not entered into any arrangement for the issuance of Common Stock other than those arrangements discussed in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on July 14, 2005, or subsequent reports filed with the Commission under the Securities Exchange Act of 1934, as amended.

If the stockholders approve the proposal, the Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time, subject to any rules or listing requirements of the NASD or of any other then applicable securities exchange rules and subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require the stockholders to approve such transaction. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future capital-raising transactions involving Common Stock, convertible securities or other equity securities, stock dividends, establishing strategic relationships, and current or future equity compensation plans.

What Are The Effects On Existing Stockholders?

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders' percentage equity ownership and voting power and, depending on the price at which they are issued, may have a dilutive effect on our earnings per share and book value per share.

When Would The Amendment Be Effective?

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4: APPROVE THE ADOPTION OF OUR 2005 STOCK INCENTIVE PLAN

On June 10, 2005, the Board of Directors adopted our 2005 Stock Incentive Plan (the “Plan”) and authorized the Company to present the Plan to our stockholders for ratification. The material features of the 2005 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2005 Plan, the full text of which is set forth as Exhibit B to this proxy statement.

Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company, and each participant will be specifically apprised of said intent.

Administration

The Compensation Committee, composed of not less than two independent directors appointed by the Board, will administer the Plan. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any award agreement entered into under the Plan, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

Eligibility

Those persons eligible to participate in the Plan shall include officers and other employees, non-employee directors and consultants of the Company and its subsidiaries.

Shares Subject To The Plan

The total number of shares of Common Stock available under the Plan shall be 5,000,000, subject to adjustment as provided in the Plan.

Participation

The Compensation Committee shall select, from time to time, officers, employees, non-employee directors and consultants who, in the opinion of the Compensation Committee, can further the Plan's Purpose, and the Compensation Committee shall determine the type or types of awards to be made to the participants. The terms, conditions and restrictions of each award shall be set forth in an award agreement.

Structure Of The Plan

The Plan shall be divided into two separate equity programs: (i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and (ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company (or any Parent or Subsidiary).

Change In Control

In the event of a "change in control" of the Company, stock options not otherwise exercisable shall become fully exercisable.

Federal Income Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2005 Stock Incentive Plan. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

Non-Statutory Stock Options.    No taxable income is reportable when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect on Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2005 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.

Plan Benefits

The exact types and amounts of any awards to be made by the Committee to any eligible employees pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan during the last fiscal year if the Plan had been in effect during that year.

Approval Of The Plan

Approval of the Plan requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.

PROPOSAL NO. 5: STOCKHOLDER PROPOSAL

A stockholder has advised the Company that he intends to introduce at the 2005 Annual Meeting the following proposal. The name and address of and the number of shares owned by the proponent will be provided upon oral or written request to the Secretary of the Company.

Stockholder Proposal

“The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company’s proxy materials (or other required disclosures) to the same extent that such information is required by law and is our Company’s current practice with the single candidates it now proposes for each position.”

Supporting Statement

“Stockholders today are not given a ‘true’ option in regards to exercising their voting rights in the election of directors. In the past, the company presents only one nominee to fill each open seat on the Board of Directors. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for all the nominees, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our Company management diligently; or who serves as a consultant to the Company that could compromise independence; or pose other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt Companies enjoy re-election with 90%+ pluralities. The “real” selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.”

Your Directors’ Position

The Board strongly believes that its present nominating process is the most effective way of ensuring that highly qualified and dedicated individuals serve on Peregrine’s Board. Each year the Nominating Committee of the Board of Directors performs the critical function of examining the composition of the Board and whether to recommend any changes in its membership. In performing these duties, the Nominating Committee, which consists solely of independent directors, reviews the qualifications of existing board members and other possible candidates in accordance with the criteria outlined in the Charter of the Nominating Committee of the Board of Directors (the “Charter”). In accordance with the Charter, the Nominating Committee considers the needs of the Board and Peregrine in light of the current mix of director skills and attributes. In recommending one nominee for each open directorship position, the Nominating Committee considers many issues and factors in recommending only those individuals who the Committee believes possess the necessary integrity, skills, and dedication to best serve the stockholders of Peregrine. The Board believes that this process ensures that only the individuals with the range of character, skills and experience most appropriate for Peregrine serve on the Board.

Any of our stockholders may submit a written recommendation to our Secretary for consideration by the Nominating Committee, by following the procedures outlined in Exhibit A to the Charter. Also, any stockholder may vote for some directors and withhold votes from others. Finally, a stockholder may propose an alternate slate of directors if the stockholder complies with the rules of the Securities and Exchange Commission relating to election contests.

Approval of this proposal, however, would place the Board in the unusual and difficult position of having to recommend both the individual who it believes is the best qualified to serve as a director and a competing second candidate who may be viewed less favorably by the Board.

In addition, the proposal, if effectuated, would likely deter many individuals with superior qualifications from seeking or accepting nomination to the Board. It is neither practical nor fair for the Board to ask these candidates to set aside their time and potential other opportunities to compete in a politicized contest in which they could not be assured of having the recommendation and full support of the entire Board. Finally, the ambiguity created by having to nominate two directors for each position could result in a Board that together lacks diversity or lacks certain skills and levels of experience. More significantly, the Board will be unable to ensure that one of the candidates elected will qualify as an “audit committee financial expert” and whether two others will satisfy the financial sophistication requirement as required by SEC and/or NASDAQ rules and regulations.

The Board believes that Peregrine should continue to follow the present nominating process, which complies with law and is used by virtually all public companies. The procedure advocated in the Proposal would not be an efficient or effective means of selecting the best directors for Peregrine. Accordingly, the Board unanimously believes the Proposal is not in the best interest of Peregrine and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

PROPOSAL NO. 6: STOCKHOLDER PROPOSAL

A stockholder has advised the Company that she intends to introduce at the 2005 Annual Meeting the following proposal. The name and address of and the number of shares owned by the proponent will be provided upon oral or written request to the Secretary of the Company.

Stockholder Proposal

“This proposal is designed to force the company to seek stockholder approval of all stock options and/or warrants issued to Officers of the Company and members of the Company’s Board of Directors.

The Proposal Details

1.
Revoke from all Company officials, representatives and committees, including the CEO, Board of Directors and the compensation committee, the authority to issue stock options and/or warrants to any and all Officers and Directors of the Company.

2.	The Company is permitted each year to submit multiple proposals for stockholder approval to reward the Officers and Directors of the Company with stock options and/or warrants based upon performance.

2a.	These Company proposals must appear on proxy material for vote by all stockholders of record.

2b.	The Board of Directors must approve each of these Company proposals.

2c.
Each proposal must detail the desired recipient(s) of the stock options or warrants, the quantity of the stock options or warrants and the performance of the recipient(s) over the past year that merits consideration for such a reward.

3.
Approval of a proposal to issue stock options and/or warrants to an Officer or Director of the Company requires the affirmative vote of a majority of votes cast. Broker non-votes will not be treated as votes cast for purposes of determining the approval or rejection of such a proposal and will not be counted as votes for or against such a proposal.

Supporting Statement

This proposal is designed to eliminate the unjustified issuance of stock options to those individuals who have not earned such a reward. I have the utmost confidence in the stockholders of this Company to reward outstanding performance that merit such a reward. It is long past time to stop the issuance of stock options to Officers and Directors of the Company for performance which is not apparent to the stockholders and which stockholders have not been informed of the justification for the issuance of such rewards. Also, the routine issuance of options and/or warrants to Officers and Directors of the Company has dissuaded these individuals from outright purchasing of Company stock, eliminating their exposure to the risk of true stock ownership of this Company. Stockholders of this Company would appreciate the Officers and Directors of this Company to show faith in its future by purchasing and holding stock in this Company instead of holding options and/or warrants.”

Your Directors’ Position

The Proposal's requirements, if adopted, would adversely affect Peregrine’s ability to attract and retain qualified executives and directors. We use stock options to attract and retain qualified employees, executive officers and directors. In the competitive job market where we have to compete against both established companies with more traditional compensation programs and start up companies with compensation programs that are primarily stock-based, we have to strike a balance between salary compensation and stock option incentives. In so doing, we also seek to align employee financial interests, including those of executive officers and directors, with long-term stockholder value and believe that the incentive component of an executive officer's compensation should be closely tied to performance milestones.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, reviews and approves the compensation of Peregrine's executive officers, including the granting of stock options. We believe that our existing stock option program aligns our option holder's interests with those of the Company. Stock options granted under the stock option program are granted at exercise prices no less than the fair market value of the common shares on the date of grant and generally vest over a three or four year period. During the vesting periods and while the stock options remain outstanding, the option holders' interests are clearly aligned with the interests of the shareholders to further the growth and development of the Company.

The Proposal's requirements, if adopted, would adversely affect Peregrine’s ability to attract and retain qualified executives. Use of this approach could place us at a disadvantage when competing for executive talent, as we believe that few, if any, of our competitors use such a methodology. We operate in a very competitive industry, and need the ability to hire key executives as the Board determines the need arises. Because the stock option component comprises a significant portion of an executive’s compensation package, what is the likelihood that we will be able to attract a quality executive if his or her option package is subject to stockholder approval at a later date, with no guarantee that approval would be obtained. Chances are a quality executive would go work for a company whose offer is not subject to such uncertainties. The problem is equally applicable to current executive officers. Companies in our industry are always looking for talented executives. If a competitor recruits one of our executives, the passage of this proposal would prevent us from granting such executive an option as a means of enticing the executive to remain with the Company.

In addition to the foregoing, implementation of the proposal would create ambiguity and uncertainty in the proxy process. The proposal suggests that the Company would submit multiple proposals each year, with the requirement that a majority of the votes cast is required for approval of a proposal. It is conceivable that no one proposal would receive a majority vote, and therefore no executives would receive an option grant, even though performance warrants the granting of options. Retaining key executives in such a scenario will become a challenge. Matters would be further confounded where multiple proposals are submitted for each executive, and stockholders are faced with proxy cards containing numerous stock option proposals.

The Compensation Committee of the Board of Directors currently has flexibility to fashion option grants in the manner it believes to be necessary to attract and retain the executives essential to the Company's future success. The Board believes that restricting this flexibility is not in the best interests of stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation of Executive Officers

Summary Compensation Table. The following table contains information concerning the compensation awarded, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company for the years ended April 30, 2005, 2004 and 2003. Named Executive Officers includes (i) all individuals serving as the Chief Executive Officer during fiscal year 2005, (ii) up to four other most highly compensated executive officers (based on salary plus bonus for fiscal year 2005) who were serving as executive officers at the end of fiscal 2005 and (iii) up to two individuals who would have been included in this table under clause (ii) above except for the fact that they were not serving as executive officers at the end of fiscal year 2005.

SUMMARY COMPENSATION TABLE
	Annual Compensation					Long-Term Compensation Award
Name and Principal Position	Fiscal Year	Salary (1)		Bonus		Securities Underlying Options	Other Compensation
Steven W. King President and Chief Executive Officer	2005 2004 2003	$ $ $	303,101 294,548 (3) 232,490	$ $ $	136,688 115,000 -	- 350,000 200,000	- (2) - (2) - (2)
Paul J. Lytle Chief Financial Officer, Corporate Secretary	2005 2004 2003	$ $ $	240,915 239,124 (4) 217,582	$ $ $	108,535 81,176 -	- 300,000 -	- (2) - (2) - (2)
______________________________
(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Amounts were not significant enough to meet the disclosure requirements.
(3)	Includes a one-time retroactive pay adjustment of $24,548 related to a previous year when Mr. King accepted a pay decrease due to the financial conditions of the Company at that time.
(4)	Includes a one-time retroactive pay adjustment of $23,893 related to a previous year when Mr. Lytle accepted a pay decrease due to the financial conditions of the Company at that time.

Stock Option Grants. There were no stock option grants to the Named Executive Officers during fiscal year 2005.

Aggregated Option Exercises and Fiscal Year-End Values. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended April 30, 2005, by each of the Named Executive Officers and the final fiscal year-end value of unexercised options:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
Named Executive Officer	No. of Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at April 30, 2005		Value of Unexercised In-the-Money Options at April 30, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven W. King	-	$-	1,024,167	116,666	$394,225	$-
Paul J. Lytle	-	$-	650,833	100,000	$153,475	$-
____________________________
(1)
The value realized upon the exercise of stock options would represent the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise.

(2)
The value of “In-the-Money Options” represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price of our Common Stock on April 29, 2005, which was $1.21 per share. "In-the-Money Options" include only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, a Named Executive Officer realizes on the exercise of options will depend on the fair market value of our Common Stock at the time of exercise.

Employment Agreement and Change-in-Control Arrangements

Steven W. King is subject to an employment agreement with us dated March 19, 2003, pursuant to which he was employed as our President and Chief Executive Officer. The agreement provides for an initial annual base salary of $270,000 and a stock option to purchase up to 200,000 shares of Common Stock, which option vests monthly over 24 monthly periods. The agreement provides that Mr. King shall serve as President and Chief Executive Officer for a minimum of six months. Thereafter, Mr. King may terminate his employment upon 90 days notice. Upon such termination, Mr. King shall receive six months’ base salary as severance. We may terminate Mr. King’s employment at any time for “cause” (as defined in the agreement). If Mr. King’s employment is terminated by us for any reason other than “cause”, or within 90 days following a “Change in Control” (as defined in the agreement), Mr. King shall receive six months’ base salary as severance, benefit continuation for six months, and two years to exercise any vested options. Mr. King’s annual base salary was increased to $303,750 effective May 3, 2004.

Equity Compensation Plan Information

We maintain three equity compensation plans: the 1996 Plan, the 2002 Plan, and the 2003 Plan. Our stockholders have approved the 1996 and 2003 Plans while the 2002 Plan was not submitted for stockholder approval. The Compensation Committee of the Board of Directors is responsible for granting options under all option plans.

 Equity Compensation Plan Approved by Stockholders

We have two incentive stock option plans with outstanding options as of April 30, 2005: the 1996 Plan and the 2003 Plan. The plans provide for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expire ten years after the date of grant.

The 1996 Plan originally provided for the issuance of options to purchase up to 4,000,000 shares of our common stock. The number of shares for which options may be granted under the 1996 Plan automatically increases for all subsequent common stock issuances by us in an amount equal to 20% of such subsequent issuances up to a maximum of 10,000,000 options as long as the total shares allocated to the 1996 Plan do not exceed 20% of our authorized stock. As a result of issuances of our common stock subsequent to the adoption of the 1996 Plan, the number of shares for which options may be granted has increased to 10,000,000. Options granted generally vest over a period of four years with a maximum term of ten years. As of April 30 2005, options to purchase 4,521,053 shares of our common stock were outstanding under the 1996 Plan and 962 shares of our common stock were available for grant under the 1996 Plan.

During October 2003, our stockholders approved the 2003 Stock Incentive Plan (“2003 Plan”) for the issuance of up to 5,000,000 options. The 2003 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and which generally expire ten years after the date of grant. As of April 30 2005, options to purchase 4,630,775 shares of our common stock were outstanding under the 2003 Plan and 369,225 shares of our common stock were available for grant under the 2003 Plan.

Equity Compensation Plans Not Approved by Stockholders

During June 2002, we adopted a broad-based non-qualified stock option plan (“2002 Plan”) for the issuance of up to 3,000,000 options. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant. As of April 30 2005, options to purchase 1,849,148 shares of our common stock were outstanding under the 2002 Plan and 284,052 shares of our common stock were available for grant under the 2002 Plan.

In addition to the 2002 Plan, during 1999, we granted non-qualified options, which are not part of any compensation plan, to purchase up to an aggregate of 1,500,000 shares of our common stock. As of April 30, 2005, options to purchase 181,664 shares of our common stock were outstanding. The resale of the underlying shares of common stock is registered on a registration statement on Form S-3.

The following table sets forth certain information as of April 30, 2005 concerning our Common Stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2005:
Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	9,151,828	$ 1.64	370,187
Equity compensation plans not approved by stockholders	2,030,812	$ 1.48	284,052
	11,182,640	$ 1.61	654,239

Report of the Compensation Committee of the Board of Directors on Executive Compensation(†)

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed solely of directors who are not current or former employees of Peregrine Pharmaceuticals, Inc. (“the Company”). The Board has determined that each member is independent under the current listing standards of The Nasdaq Stock Market, Inc. The Compensation Committee has furnished the following report on executive compensation for the fiscal year ended April 30, 2005.

Compensation Philosophy and Policies. We are still in the research and development phase and have not yet achieved profitability; therefore, some of the traditional methods of evaluating executive performance, such as cash flow, revenues and profit levels and market share growth, would be inappropriate at this stage. Consequently, we assess the performance of each executive based on attainment of his or her specific personal objectives and goals in light of our overall annual strategic goals. Among other things, the Committee examines three (3) specific areas in formulating the compensation packages of our executive officers. These areas, followed by specific inquiries made by the Committee within such areas, are as follows:

Our Company's Performance:
•	The extent to which our key research, clinical, manufacturing, business development and financial objectives have been met during the preceding fiscal year.
•	The development, acquisition and in and out licensing of key technologies.
•	Our achievement of certain milestones, whether specified in agreements with third party collaborators or determined internally.
•	Accessing capital to fund our research, development, operations and other business activities.

Executive Performance:
•
An executive's involvement in and responsibility for the development and implementation of strategic plans and the attainment of our strategic and operating objectives, along with achievement of agreed upon personal objectives.

•	The involvement of an executive in personnel recruitment, retention and management development.
•	The responsibility of the executive in developing and working within operating budgets, controlling costs and other aspects of expense management.

Other Factors:

The Committee considers the necessity of being competitive with companies in the biotechnology industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance. The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive. The Southern California area has many pharmaceutical, biotechnology and medical device companies. The majority of our competitors in this geographic area have more resources than the Company. This makes it more difficult to hire and retain key personnel throughout the organization. Historically, the Company has not had the financial resources to enter into long-term contracts with its executives. The Compensation Committee, therefore, uses a combination of base pay, bonuses and options as incentives for personnel and executives to remain with the Company and to work in the best interest of the stockholders.

         Each executive officer's compensation package is reviewed annually and is comprised of some or all of the following components: base salary, cash bonuses, and stock options. In addition to these components, executive officers generally are eligible to participate in employee benefit programs generally available to all of our other employees.

         Base Salary.    In setting the base salary levels for each executive officer, the Committee reviews surveys and other available information on the base salaries of executive officers in comparable positions at other biotechnology companies. Factors considered include, but are not limited to, company size, stage of development of a company's products and geographic location. The Committee also considers the individual experience level and actual performance of each executive officer in light of Peregrine’s needs and objectives.

         Bonus Awards.    As part of the review and setting of annual compensation, annual bonuses have been, and are expected to continue to be, based on the attainment of annual milestones and accomplishments identified by the Board of Directors and are granted at the discretion of the Committee. In fiscal year 2005, the product development accomplishments of our senior management team, including the submission of two Investigational New Drug (“IND”) applications with the Food and Drug Administration for Tarvacin™ (which were the first IND’s filed by us in 7 years), were judged to have substantially exceeded their respective goals set by the Committee for the year.

         The Committee believed these accomplishments represented a high level of achievement compared to similar companies in the biopharmaceutical industry. We believe the bonuses awarded to our senior executives in fiscal year 2005 recognize these accomplishments.

         Stock Option Plans.    We have historically made periodic grants of stock options to our employees, including our senior executive officers. Each stock option permits the option holder, for a period of ten years, to purchase one share of our stock at an exercise price equal to the closing stock price on the date of the grant. Stock options have value only to the extent the price of our stock on the date of exercise exceeds the exercise price. Stock options are intended as incentive and motivation for our executive officers and other employees, as well as to align the interest of those officers and other employees more closely with those of our stockholders in achieving corporate objectives.

Benefits. Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company’s employees, as well as preventative care, at a reduced expense to the Company’s employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

 Compensation of the Chief Executive Officer.    Effective as of May 3, 2004, Mr. King's annual base salary was increased to $303,750. The Committee determined this increase in Mr. King's base salary in accordance with the criteria outlined above, its evaluation of Peregrine's overall performance, as well as Mr. King's individual performance. During fiscal year 2005, Mr. King was awarded a cash bonus in the amount of $136,688 related to having attained certain milestones, including the filing of two separate Investigational New Drug Applications using Tarvacin™ for the treatment of solid cancers and hepatitis C virus. Mr. King did not receive a stock option grant during fiscal year 2005. The Committee considered this level of pay, and annual bonus in light of his leadership in Peregrine's achievement of strategic milestones over and above the goals established by the Committee for him in the beginning of fiscal year 2005.

Based on its evaluation of Mr. King's performance, the Committee believes that Mr. King's compensation level is appropriate and in line with his peers in the industry.

         The undersigned members of the Compensation Committee of the Board of Directors provide this report on executive compensation for fiscal year 2005.

The Compensation Committee of the Board of Directors

CARLTON M. JOHNSON
DAVID H. POHL
THOMAS A. WALTZ, M.D.
________________________________
†  The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Carlton M. Johnson, David H. Pohl, and Thomas A. Waltz, M.D. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Comparison of Stockholder Return (‡)

The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and a Nasdaq Peer group for the period beginning April 30, 2000 through April 30, 2005. The total cumulative return on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index (Peer Companies Group Index) are based on the assumptions that on April 30, 2000, $100 was invested in the common stock of each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2000

The underlying data for the foregoing graph is as follows:

	April 30, 2000	April 30, 2001	April 30, 2002	April 30, 2003	April 30, 2004	April 30, 2005
Peregrine Pharmaceuticals, Inc.	$100.00	$32.23	$40.59	$14.09	$39.88	$28.89
Nasdaq Pharmaceutical Index	$100.00	$96.05	$77.70	$75.88	$97.09	$86.72
Nasdaq Market Index (U.S.)	$100.00	$54.70	$43.98	$38.41	$50.24	$50.41
_________________________
‡ The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, in whole or in part.

OTHER MATTERS

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2006 Proxy Statement, your proposal must be received by the Company no later than May 12, 2006, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Nominating Charter of the Board of Directors contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2006 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Charter of the Board of Directors and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to the 2006 Annual Meeting.

The Nominating Charter of the Board of Directors provides that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

You may write to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates. In addition, the Nominating Charter of the Board of Directors can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Communication with the Board of Directors

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Annual Report on Form 10-K

A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors

PAUL J. LYTLE
Chief Financial Officer and
Corporate Secretary

August [  ], 2005

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PEREGRINE PHARMACEUTICALS, INC.,
A DELAWARE CORPORATION

PEREGRINE PHARMACEUTICALS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 255,000,000, of which (i) 250,000,000 shares shall be designated “Common Stock” and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated “Preferred Stock” and shall have a par value of $0.001 per share.”

2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Steven W. King, its President & CEO, and attested to by Paul J. Lytle, its Secretary, this [__] day of October, 2005.

PEREGRINE PHARMACEUTICALS, INC.
a Delaware corporation

By:________________________________
Steven W. King, President & CEO

ATTEST:

__________________________________________
Paul J. Lytle, Secretary

A-1

EXHIBIT B
PEREGRINE PHARMACEUTICALS, INC.
2005 STOCK INCENTIVE PLAN

ARTICLE ONE
GENERAL PROVISIONS

I.        PURPOSE OF THE PLAN

This 2005 Stock Incentive Plan (the “Plan”) is intended to promote and advance the interests of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and its stockholders by strengthening the Corporation’s ability to attract and retain individuals of training, experience and ability as officers, employees, non-employee directors and consultants and to furnish additional incentives to such key individuals to promote the Corporation’s financial success by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

A.      The Plan shall be divided into two separate equity programs:

(i) the “Discretionary Option Grant Program” under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the “Stock Issuance Program” under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B.      The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

A.     The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee (hereinafter also referred to as the “Plan Administrator”) shall have conclusive authority to construe and interpret the Plan and any award agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan and such additional authority as the Board may from time to time determine is necessary or desirable.

B.     The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and/or the Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

C.     Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV.      ELIGIBILITY

A.    The persons eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Corporation, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary of the Corporation).

B.     The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine:

(i) with respect to option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and

(ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

C.     The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.      STOCK SUBJECT TO THE PLAN

A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 5,000,000 shares. Such authorized share reserve includes the number of shares subject to the outstanding options, which are hereby incorporated into the Plan.

B.     Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to being exercised in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan.

C.     If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to:

(i) the maximum number and/or class of securities issuable under the Plan;

(ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year; and

(iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan.

Such adjustments to the outstanding options are to be effected in a manner, which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM

I.      OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.    Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator at a price not less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date; provided, however, that the Plan Administrator may fix the exercise price at less than 85% if the Optionee, at the time of the option grant, shall have made a payment to the Corporation (including payment made by means of a salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.    Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option (which shall equal 1 year in the case of death or disability and ninety (90) days in the case of any other cessation of Service), provided no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(iii) Subject to clause C.2.(ii) below of this Section I, during the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.    Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.     Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock and to reserve the right to repurchase any or all of those unvested shares should the Optionee thereafter cease to be in Service to the Corporation. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.     Limited Transferability of Options. During the lifetime of the Optionee, options shall be exercisable only by the Optionee and shall be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

II.     INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.    Eligibility. Incentive Options may only be granted to Employees.

B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options, as Incentive Options shall be applied on the basis of the order in which such options are granted.

D.     10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.    CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.      STOCK ISSUANCES

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.

II.     STOCK ISSUANCE TERMS

A.     Purchase Price.

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) any other valid consideration for the issuance of shares of Common Stock under Applicable Laws.

B.     Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

ARTICLE FOUR
MISCELLANEOUS

I.       FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of

(i) the aggregate option exercise price or purchase price payable for the purchased shares plus

(ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

The foregoing shall not be applicable to any executive officer or director of the Corporation where the extension of such credit would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002.

II.      SHARE ESCROW/LEGENDS

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.     CHANGE IN CONTROL

A. In the event of any Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

B. Outstanding repurchase rights, if any, shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

IV.     VESTING

Notwithstanding any other provision of this agreement, the vesting schedule imposed with respect to any option grant or share issuance shall not result in the Optionee or Participant vesting in fewer than 20% per year for five years from the date of the option grant or share issuance.

V.      TAX WITHHOLDING

A.    The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.     The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

VI.      EFFECTIVE DATE AND TERM OF THE PLAN

A.  The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. All options outstanding as of the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C.  The Plan shall terminate upon the earliest of

(i) the tenth anniversary of the Plan Effective Date, and

(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares.

Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

VII.     AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

B.  Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VIII.   USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IX.     REGULATORY APPROVALS

A.  The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B.  No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which Common Stock is then listed for trading.

X.      NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A.      Applicable Laws shall mean the legal requirements relating to the administration of stock option plans and the issuance of stock and stock options under federal securities laws, Delaware General Corporate Laws and securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where options will be or are being granted under the Plan.

B.     Board shall mean the Corporation’s Board of Directors.

C.     Change in Control shall mean the occurrence of any one of the following events:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Affiliates) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either (i) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (ii) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease or any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month period) or by prior operation of this subsection (b); or

(c) The shareholders of the Company shall approve (i) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate eighty percent (80%) or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

(d) Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (i) the proportionate number of Shares beneficially owned by any person to twenty percent (20%) or more of the Shares then outstanding or (ii) the proportionate voting power represented by the voting securities beneficially owned by any person to twenty percent (20%) or more of the combined voting power of all then outstanding voting securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred.

D.     Code shall mean the Internal Revenue Code of 1986, as amended.

E.     Common Stock shall mean the Corporation’s common stock.

F.     Corporation shall mean Peregrine Pharmaceuticals, Inc., a Delaware corporation, and its successors.

G.     Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

H.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.     Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq Stock Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time quoted on the OTC Bulletin Board , then the Fair Market Value shall be deemed equal to the closing bid price per share of Common Stock on the date in question.

(iv) If the Common Stock is at the time then reported in the “Pink Sheets,” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the Fair Market Value shall be deemed equal to the most recent bid price per share of the Common Stock as of the date of question.

K.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

L.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

M.   Misconduct shall mean the commission of any act of fraud or embezzlement by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) which has a material adverse effect on the Corporation. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P.    Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

Q.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

R.    Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

S.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

T.    Plan shall mean the Corporation’s 2005 Stock Incentive Plan, as set forth in this document.

U.    Plan Administrator shall mean the Organization and Compensation Committee of the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

V.    Plan Effective Date shall mean the date on which the Board adopted the Plan.

W.   Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

X.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

Y.    Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Z.    Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AA.    Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

BB.         Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.     Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

DD.     10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

PEREGRINE
PHARMACEUTICALS, INC.
This Proxy is Solicited on Behalf of the Board of Directors
2005 Annual Meeting of Stockholders
To Be Held Monday, October 24, 2005, at 10 a.m. PST

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 24, 2005 and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified below, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS FOLLOWS: "FOR" ITEMS 1, 2, 3, and 4 AND “AGAINST” ITEMS 5 and 6.			PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE: ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, and 4				FOR	AGAINST	ABSTAIN
1. Election of Directors.

Nominees:
01 Carlton M. Johnson
02 Steven W. King
03 David H. Pohl
04 Eric S. Swartz
05 Thomas A. Waltz, M.D.

(Instructions: To withhold authority to vote for any one or more individual nominee(s), write that nominee(s) name on the space provided below.) ____________________________________

2. Ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006.

3. Approve a proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000.

4. To approve the adoption of our 2005 Stock Incentive Plan.
				☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 5 and 6.

5. Require two nominees for each open seat on the Board of Directors.

6. Require us to obtain stockholder approval of all stock options and/or warrants issued to officers and members of the Board of Directors.

NEW ADDRESS:  ______________________
____________________________________
				☐ ☐	☐ ☐	☐ ☐
Signature _______________________		Date __________	Signature ______________	Date ______________
NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE